Joint Filer Information

Title of Security:	Common Stock

Issuer & Ticker Symbol:	Agilysys, Inc. (AGYS)

Designated Filer:	MAK Capital One LLC

Other Joint Filers:	MAK Capital Fund LP (the “MAK Capital Fund”); Michael A. Kaufman; Paloma International L.P. (“Paloma”); S. Donald Sussman; and R. Andrew Cueva

Addresses:
The address of each of MAK Capital Fund, Mr. Kaufman and Mr. Cueva is 590 Madison Ave., 9th Floor, New York, New York 10022

The address of Paloma is Two American Lane, Greenwich, Connecticut 06836.

The address of Mr. Sussman is 6100 Red Hook Quarter, 18B, Suites C, 1-6, St. Thomas, United States Virgin Islands 00802

Signatures:

Dated: October 8, 2010

MAK CAPITAL FUND LP By: MAK GP LLC, as General Partner

	By:	/s/ Michael A. Kaufman
Michael A. Kaufman,
Managing Member

/s/ Michael A. Kaufman
MICHAEL A. KAUFMAN

PALOMA INTERNATIONAL L.P. By: Paloma Partners Company L.L.C., General Partner

	By:	/s/ Douglas W. Ambrose
Douglas W. Ambrose
Vice President

S. DONALD SUSSMAN

By:	/s/ Douglas W. Ambrose, Attorney-in-Fact
Douglas W. Ambrose, Attorney-in-Fact

/s/ R. Andrew Cueva
R. ANDREW CUEVA